                                                                 Exhibit (g)(vi)

                      AMENDMENT TO THE CUSTODIAN AGREEMENT

         THIS AMENDMENT, dated as of June 29, 2001, between SCHWAB CAPITAL TRUST, an open-end management investment company organized under the laws of the Commonwealth of Massachusetts and registered with the Commission under the 1940 Act on behalf of the Series listed on Schedule A to the Custodian Agreement (each a FUND) and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&CO. or the CUSTODIAN), amends the Custodian Agreement between the parties dated October 28, 1999 (the "Custodian Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Fund has employed BBH&Co. to act as custodian for the Fund and to provide related services, all as provided in the Custodian Agreement;

         WHEREAS, the Securities and Exchange Commission has promulgated Rules 17f-5 and 17f-7 under the Investment Company Act of 1940 which establish rules regarding the Fund's investment held outside the United States at subcustodians or through Securities Depositories; and

         WHEREAS, BBH&Co. is willing to provide services in connection with such Rules in accordance with the terms of this Amendment to the Custody Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and BBH&Co. hereby agree, as follows:

1. That Section 8.2 of the Custody Agreement shall be amended and restated in its entirety as follows:

8.2 FOREIGN SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian shall identify non-U.S. Securities Depositories which it determines meet the definitional requirements of "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7"). Unless instructed otherwise by the Fund, the Custodian may deposit and/or maintain non-U.S. Investments of the Fund in any non-U.S. Securities Depository provided the Custodian determines that such Securities Depository meets the definitional requirements of an "eligible securities depository" under Rule 17f-7 or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, the Custodian shall have prepared an analysis of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection 8.2.3 of this Section. Additionally, the Custodian may, at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund outside the United States. Such appointment of foreign Subcustodians shall be subject to approval of the Fund in accordance with Subsections 8.2.1 and 8.2.2 hereof, and use of non-U.S. Securities Depositories shall be subject to the terms of Subsections 8.2.3 hereof. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Fund to invest in such country.

                  8.2.1. BOARD APPROVAL OF FOREIGN SUBCUSTODIANS. Unless and except to the extent that the Board has delegated to, and the Custodian has accepted delegation of, review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 8.2.2, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of the Fund outside the United States, obtain written confirmation of the approval of the Board of Trustees or Directors of the Fund with respect to (a) the identity of a Subcustodian, and (b) the Subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized Person.

                  8.2.2. DELEGATION OF BOARD REVIEW OF SUBCUSTODIANS. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as delegate of the Fund's Board. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the Amended Foreign Custody Manager Delegation Agreement.

                  8.2.3. MONITORING AND RISK ASSESSMENT OF SECURITIES DEPOSITORIES. Prior to the placement of any assets of the Fund with a Securities Depository, the Custodian: (a) shall have determined that the Securities Depository meets the definitional requirements of an "eligible securities depository" under Rule 17f-7; (b) shall provide to the Fund or its authorized representative an assessment of the custody risks associated with maintaining assets within such Securities Depository; and (c) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Fund or its Investment Adviser of any material changes in such risk or if the Securities Depository no longer meets the definitional requirement of an "eligible securities depository" under Rule 17f-7. In performing its duties under this subsection, the Custodian shall use reasonable care and may reasonably rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings;
         (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications;
         (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be promptly provided to the Fund or its Investment Advisor by such means as the Custodian shall reasonably establish. Advice of material change in such assessment may be provided by the Custodian in the manner established as customary between the Fund and the Custodian for transmission of material market information.

2. In addition, the definitions under the Custodian Agreement shall be amended with the addition modification of the following:

         FOREIGN FINANCIAL REGULATORY AUTHORITY shall have the meaning given by
         Section 2(a)(50) of the 1940 Act.

         SECURITIES DEPOSITORY shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definition of an "eligible securities depository" under Rule 17f-7 under the 1940 Act.

    All defined terms used herein shall have the meaning given in the Custodian Agreement as amended by this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

         SCHWAB CAPITAL TRUST

         By: \S\ Tai-Chin Tung

         Name: Tai-Chin Tung

         Title: Treasurer & Principal Financial Officer



         By: BROWN BROTHERS HARRIMAN & CO.

         By: \S\Stokley P. Towles

         Name: Stokley P. Towles

         Title: Partner

              AMENDED FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT

         By its execution of this Amended Foreign Custody Manager Delegation Agreement between SCHWAB CAPITAL TRUST, a management investment company organized under the laws of the Commonwealth of Massachusetts and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "Fund"), and BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the "Delegate").

                                   WITNESSETH

         WHEREAS the Fund has appointed the Delegate as custodian (the "Custodian") of the Fund's Assets for the Funds listed on the attached Exhibit 1 pursuant to a Custodian Agreement dated October 28, 1999 (the "Custodian Agreement");

         WHEREAS the Fund may, from time to time, determine to invest and maintain some or all of the Fund's Assets outside the United States;

         WHEREAS, the Fund wishes to appoint the Delegate as Foreign Custody Manager on the terms and conditions contained herein; and

         WHEREAS, the Delegate wishes to serve as Foreign Custody Manager and to perform the duties set forth herein on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and the Delegate agree as follows. Capitalized terms shall have the meaning indicated in Section 12 unless otherwise indicated.

         1. Delegation. Pursuant to the provisions of Rule 17f-5 under the Act as amended, the Fund hereby appoints the Delegate as the Fund's Foreign Custody Manager, and the Delegate hereby accepts such appointment and agrees to perform the duties set forth in this Agreement concerning the safekeeping of the Fund's Assets in the countries set forth in Schedule 1 hereto as amended from time to time by the parties. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Agreement, including, without limitation, to cause the Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. In performing its duties hereunder, the Delegate shall not be responsible for the decision to invest in a given country and shall be protected in relying on an instruction from the Fund or its investment adviser to settle a securities transaction in a given country. Nothing in this Agreement shall require the Delegate to provide services hereunder in any country not listed on Schedule 1 until such amended
Schedule 1 has been accepted by the Delegate in accordance herewith..

         2. Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

         (a) Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian; provided that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets including without limitation:

         (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any securities depository, the method of keeping custodial records, and the security and data protection practices, and its Euro conversion safeguards, preparations and precautions;

         (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets and to take reasonable steps to procure that Fund Assets (excluding cash) are protected in the event of an Eligible Foreign Custodian's insolvency;

         (iii) The Eligible Foreign Custodian's general reputation and standing; and

         (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

         (b) Contract Administration. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

         (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

         (ii) That the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration under the contract or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

         (iii) That beneficial ownership of each Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or administration under the contract;

         (iv) That adequate records will be maintained by the Eligible Foreign Custodian identifying the Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

         (v) That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

         (vi) That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

     Such contract may contain, in lieu of any or all of the provisions specified in this Section 3 (b), such other provisions that the Delegate reasonably determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Assets as the specified provisions, in their entirety.

         (c) Limitation to Delegated Selection. Notwithstanding anything in this Agreement to the contrary, the duties under this Section 2 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to
Section 7.

         3. Monitoring. The Delegate shall establish and maintain a system to continuously monitor: (i) the appropriateness of maintaining assets with each Eligible Foreign Custodian employed by the Fund under this Agreement; (ii) each such Eligible Foreign Custodian's continuing compliance with the standards set forth in Rule 17f-5 and this Agreement; and (iii) for Material Changes to the Fund's foreign custody arrangements, as defined in paragraph 4 below (the "Monitoring System"). The Delegate shall monitor the continuing appropriateness of placement of the Fund's Assets in accordance with the criteria established under Section 2(a) of this Agreement. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 2(b) of this Agreement.

         4. Reporting. The Delegate shall provide to the Fund written reports specifying the placement of Fund Assets with each Eligible Foreign Custodian employed by the Fund and of any material changes in the Fund's foreign custody arrangements, including, but not limited to, any withdrawal of Fund Assets under Section 5 of this Agreement; any event that may adversely and materially affect an Eligible Foreign Custodian's financial or operational strength; a change in control of an Eligible Foreign Custodian; the failure of an Eligible Foreign Custodian to comply with the standards in Rule 17f-5 or its contract governing the Fund's foreign custody arrangements; any material change in any contract governing the Fund's foreign custody arrangements; the failure of the Delegate or a foreign custody arrangement to meet the standards in Rule 17f-5 or the terms of this Agreement; any event that may adversely affect the Delegate's ability to comply with the standards in Rule 17f-5 or the terms of this Agreement, and a material change in any information provided to the Board regarding the Delegate's expertise in foreign custody issues and risks; the Delegate's use of third party experts to perform its foreign custody responsibilities; the Board's ability to monitor the Delegate's performance; the Delegate's financial strength or its ability to indemnify the Fund; the Delegate's inability to perform its duties in accordance with any standard of care under this Agreement or any notice with respect to information provided to the Fund under this Agreement ("Material Changes").

         Reports regarding non-Material Changes, such as placement of Fund Assets with an Eligible Foreign Custodian, shall be provided to the Board at its regularly scheduled meeting next following the event being reported or more frequently if reasonably requested by the Board. Reports regarding Material Changes shall be provided promptly after the Material Change. Any report required under this Agreement shall be sent to the Fund's Treasurer or his or her delegate. Except as otherwise provided in this Section 4, the Delegate's reporting responsibilities hereunder may be fulfilled through special Delegate reports or through the Delegate's information products including without limitation market practice reports or global update reports. Nothing in this section shall limit the Delegate's duty to report the location of the Fund's Assets as part of its normal reporting under the Custodian Agreement.

         At least annually, the Delegate shall provide to the Fund a written statement as may be reasonably required to document its compliance with the terms of this Agreement as well as information regarding the following factors:
(i) the Delegate's expertise in foreign custody issues and risks; (ii) the Delegate's use of third party experts to perform its foreign custody responsibilities; (iii) the Board's ability to monitor the Delegate's performance; and (iv) the Delegate's financial strength and its ability to indemnify the Fund if necessary.

         5. Provision of Information. The Delegate agrees to provide to the Fund such information in its possession as is specified in Schedule 2 hereto, as such Schedule may be amended from time to time by the parties. The Delegate shall use reasonable care in the gathering of such information however, the Delegate shall not be deemed to warranty the completeness or specific accuracy of such information. Notwithstanding the foregoing, the Fund agrees that it may collect such information from other sources and seek its own legal and tax advice with respect to it. The Delegate agrees to promptly notify the Fund at any time that the Delegate becomes aware of a material change to the information provided hereunder or if the Delegate learns that any information previously provided is incomplete or inaccurate.

         6. Withdrawal of Fund's Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian no longer meets the requirements of Rule 17f-5 or this Agreement, the Delegate shall notify the Fund and act in accordance with Proper Instructions from an Authorized Person. Under exigent circumstances however, the Delegate is authorized to withdraw Fund Assets if, after first notifying the Fund, twenty-four (24) hours has passed without receiving a response to the notification from an Authorized Person.

         7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Agreement, the Fund may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian. In such event, the Delegate shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Agreement with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

         8. Standard of Care. In carrying out its duties under this Agreement, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund's Assets would exercise. The Delegate agrees to promptly notify the Fund if, at any time, the Delegate believes it cannot perform its duties hereunder in accordance with the foregoing standard of care.

         9. Representations. The Delegate hereby represents and warrants that it is a U.S. Bank, that this Agreement has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate, and that the Delegate has established and agrees to maintain the Monitoring System during the term of the Delegation Agreement.

         The Fund hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

         10. Effectiveness; termination. This Agreement shall be effective as of the date on which this Agreement shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Agreement shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

         11. Notices. Notices and other communications under this Agreement are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in writing referencing this Agreement and executed by both parties.

         12. Definitions. Capitalized terms in this agreement have the following meanings:

         a. Board - shall mean the board of trustees or board of directors, as applicable, of the Fund.

         b. Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1).

         c. Foreign Custody Manager - shall mean a foreign custody manager as defined under Rule 17f-5(a)(3).

         d. Fund's Assets - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

         e. Proper Instructions - shall have the meaning set forth in the Custodian Agreement.

         f.       Sovereign Risk - shall have the meaning set forth in Section
         9.1.3 of the Custodian Agreement.

         13. Governing Law and Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN, AND OF THE COURTS OF THE STATE OF CALIFORNIA AND THE FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO.

         14. Fees. Delegate shall perform its functions under this agreement for the compensation determined under the Custodian Agreement.

         15. Integration. This Agreement sets forth all of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Agreement, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement.

         16. Limitation of liability; Satisfaction of Claims. The Delegate shall be responsible under this Agreement for any loss, claim, damage or liability incurred or suffered by the Fund or its officers, directors, trustees, employees or agents that results from the Delegate's failure to exercise the standard of care set forth in this Agreement or the Delegate's willful misfeasance or bad faith in the performance of its duties under this Agreement, and shall indemnify such parties therefor. The Delegate's responsibility for any loss, claim, damage or liability caused by or resulting from the acts or omissions of any Eligible Foreign Custodian shall be in accordance with the applicable provisions of the Custodian Agreement.

         The Delegate agrees that any claims made against a Fund under this Agreement shall be satisfied only from assets of such Fund, and not from the assets of any separate Fund held hereunder; that any person executing this Agreement has executed it on behalf of the Fund and not individually, and that the obligations of the Fund arising out of this Agreement are not binding upon such person or the Fund's shareholders individually, but binding upon the property and other assets of the Fund; that no shareholders, trustees, directors or officers of the Fund may be held personally liable for and obligations of the Fund arising out of this Agreement.

         17. Most Favored Client. The Custodian intends to execute Foreign Custody Manager Delegation Agreements with provisions which are similar to those herein contained with all clients who intend to appoint the Custodian as Foreign Custody Manager. In the event that the Custodian executes any such Foreign Custody Manager Delegation Agreement with any one of its mutual fund clients which contain a standard of care and/or liability provisions more favorable to such client than those contained in this Agreement with respect to the Fund, then the Custodian will promptly so notify the Fund in writing. The Fund shall be entitled, upon written request within ninety (90) days after receipt of said notification, to require the Custodian to substitute such provisions for the standard of care and/or liability provisions contained herein. The Custodian agrees promptly to do so by executing an amendment to the Agreement, whereupon said amendment shall govern the relationship of the parties from and after the execution and delivery of said amendment.

         18. Euro. The Delegate hereby acknowledges that it and its applicable Subcustodians are capable of processing instruments denominated in and transactions effected in the Euro. In the event the foregoing ceases to be true or accurate, the Delegate shall provide a report of Material Change in accordance with Section 4 of this Agreement.

NOW THEREFORE, the parties have caused this Agreement to be executed by its duly authorized representatives, effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.                  SCHWAB CAPITAL TRUST

By: \s\ Stokley P. Towles               By: \s\ Tai-Chin Tung

Name: Stokley P. Towles                 Name: Tai-Chin Tung
Title:   Partner                        Title: Treasurer & Principal Financial
                                               Officer
Date: June 14, 2001                     Date: June 21, 2001

                                   SCHEDULE 1
                           TO THE SCHWAB CAPITAL TRUST
              AMENDED FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT

                                    AUSTRALIA
                                     AUSTRIA
                                     BELGIUM
                                     CANADA
                                     DENMARK
                                     FINLAND
                                     FRANCE
                                     GERMANY
                                    HONG KONG
                                     IRELAND
                                      ITALY
                                      JAPAN
                                   NETHERLANDS
                                   NEW ZEALAND
                                     NORWAY
                                    PORTUGAL
                                    SINGAPORE
                                      SPAIN
                                     SWEDEN
                                   SWITZERLAND
                                 UNITED KINGDOM

                                    EXHIBIT 1
                                     TO THE
              AMENDED FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT

                                     BETWEEN

                              SCHWAB CAPITAL TRUST

                                       and

                          BROWN BROTHERS HARRIMAN & CO.

                            Dated as of June 29, 2001

                            COMMUNICATIONS FOCUS FUND
                         SCHWAB INTERNATIONAL INDEX FUND
                          FINANCIAL SERVICES FOCUS FUND
                             HEALTH CARE FOCUS FUND
                              TECHNOLOGY FOCUS FUND

                                   SCHEDULE 2
                           TO THE SCHWAB CAPITAL TRUST
              AMENDED FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT

1. The Delegate shall furnish the Fund, annually and upon the initial placing of fund Assets into a country, the following information:

a. An opinion of local counsel concerning whether applicable foreign law would restrict the: (i) access afforded the Fund's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country; (ii) Fund's ability to recover its Fund Assets in the event of bankruptcy of an Eligible Foreign Custodian in that country; or (iii) Fund's ability to recover Fund Assets that are lost while under the control of an Eligible Foreign Custodian located in that country.

b. A market practice report which shall include without limitation the following topics: (i) securities regulatory environment; (ii) foreign ownership restrictions; (iii) foreign exchange; (iv) securities settlement and registration; (v) taxation; and (vi) compulsory depositories.

c. Such information as to which the Delegate has knowledge from its ongoing dealings in such country regarding prevailing Country Risk and Sovereign Risk, including: (i) the likelihood of expropriation, nationalization, freezes or confiscation of Fund Assets and, (ii) whether difficulties in converting the Fund's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

2. Global updates which include without limitation changes in the information contained in the above market reports.

3. With respect to the jurisdictions listed for which it provides services as an FCM, the Delegate agrees to provide to the Board and each Fund's investment adviser, the following information relating to Securities Depositories; prior to the time that securities are placed with such depository, the Custodian shall have prepared and delivered to the Fund or its investment advisor an analysis of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection 8.2.3 of the Custodian Agreement (as amended).

4. The Delegate shall furnish additional information as the Board may request from time to time with respect to foreign custody and settlement issues.